BRIGGS
[GRAPHIC   BUNTING &
 OMITTED]  DOUGHERTY, LLP

           CERTIFIED
           PUBLIC
           ACCOUNTANTS







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Stadion Investment Trust (formerly the PMFM Investment Trust) and to the use of our report dated July 21, 2008 on the Stadion Managed Portfolio (formerly the PMFM Managed Portfolio Trust) and the Stadion Core Advantage Portfolio's (formerly the PMFM Core Advantage Portfolio Trust) (each a series of shares of Stadion Investment Trust) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2008 Annual Reports to Shareholders that are incorporated by reference into the Statement of Additional Information.



                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                             BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
JUNE 2, 2009